Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: July 22, 2016	Charles N. Funk	Gary J. Ortale
	President & CEO	EVP & CFO
	319.356.5800	319.356.5800

MIDWESTONE FINANCIAL GROUP DECLARES DIVIDEND AND APPROVES STOCK REPURCHASE PROGRAM

Iowa City (July 22, 2016) -- MidWestOne Financial Group, Inc. (NASDAQ: MOFG), parent company of MidWestOne Bank, today announced that on July 21, 2016, the Company's Board of Directors declared a third quarter cash dividend of $0.16 per common share, which is the same as the dividend paid in the prior quarter. The dividend is payable September 15, 2016 to shareholders of record at the close of business on September 1, 2016. At this quarterly rate, the indicated annual cash dividend is equal to $0.64 per common share.
Also on July 21, 2016, the Board of Directors of the Company approved a new share repurchase program, allowing for the repurchase of up to $5.0 million of stock through December 31, 2018. The new repurchase program replaces the Company's prior repurchase program, pursuant to which the Company had bought 52,200 shares for approximately $1.2 million since the plan was announced in July 2014. The prior program had authorized the repurchase of $5.0 million of stock and was due to expire December 31, 2016.
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About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company has two bank subsidiaries, MidWestOne Bank, headquartered in Iowa City, Iowa, and Central Bank, headquartered in Golden Valley, Minnesota. The Company also has an insurance subsidiary, MidWestOne Insurance Services, Inc., which provides personal and business insurance services in Iowa. MidWestOne Financial Group, Inc. common stock is traded on the NASDAQ Global Select Market under the symbol “MOFG.”
Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the

Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.